                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K
                                 CURRENT FORM

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported)
                               January 24, 1995

                        ALC COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

      Delaware                       1-10831                 38-2643582
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                            Identification No.)

           30300 Telegraph Road, Bingham Farms, Michigan     48025
          (Address of principal executive offices)        (Zip Code)

             Registrant's telephone number, including area code:
                                (810) 647-4060

ITEM 5. OTHER EVENTS.

        The Board of Directors of ALC Communications Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock"), which dividend is payable on January 24, 1995 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company under prescribed conditions one one-hundredth of a share of Series E Participating Preferred Stock, par value $.01 per share (the "Preferred Stock") of the Company at a price of $120 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. In addition, under certain circumstances, the Rights could become exercisable to purchase Company Common Stock or securities of an acquiring entity, at one-half market value. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 12, 1995 as the same may be amended from time to time (the "Rights Agreement"), between the Company and Mellon Bank, N.A., as Rights Agent, attached hereto as Exhibit 4.1 Shares of Common Stock issued after the Record Date will have the Rights attached and will contain a legend incorporating the Rights Agreement by reference.



                                  Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ALC COMMUNICATIONS CORPORATION



                                           By: /s/ Marvin C. Moses
                                              ---------------------------
                                                  Marvin C. Moses
                                                  Executive Vice President and
                                                  Chief Financial Officer


Dated: January 25, 1995

                                EXHIBIT INDEX


                                                                 PAGE NUMBER
EXHIBIT NO.          DESCRIPTION               FILED HEREWITH       HEREIN
- -----------          -----------               --------------    -----------
   4.1          Rights Agreement dated as              X
                of January 12, 1995
                between ALC
                Communications
                Corporation and Mellon
                Bank, N.A., as Rights Agent